UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 21, 2014
Date of Report (Date of earliest event reported)
bebe stores, inc.
(Exact name of registrant as specified in its charter)

California	0-24395	94-2450490
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
400 Valley Drive Brisbane, California 94005 (Address of principal executive offices) (Zip Code)

(415) 715-3900
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 21, 2014, bebe stores, inc. (the “Company”) entered into a separation agreement (the “Separation Agreement”) with Mr. Lawrence Smith, the Company’s Senior Vice President and General Counsel. Pursuant to the Separation Agreement, Mr. Smith’s employment with the Company will terminate effective December 16, 2014 (the “Termination Date”). Under the Separation Agreement, Mr. Smith has provided a general release of claims against the Company.
Pursuant to the Separation Agreement, the Company will pay Mr. Smith a severance payment of $502,500, which constitutes one year of his annual base salary and his target bonus as of the Termination Date, payable in a lump sum following the Termination Date. Pursuant to the Separation Agreement, the Company will also provide Mr. Smith with medical and dental insurance, under the same or substantially similar programs in which Mr. Smith was entitled to participate immediately prior to his termination, for a period of up to twelve (12) months following the Termination Date.
The foregoing description is qualified in its entirety by reference to the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit No.    Description

10.1	Separation Agreement, between bebe stores, inc. and Mr. Lawrence Smith, dated as of November 21, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2014	bebe stores, inc.

By:    /s/ Liyuan Woo
Name:    Liyuan Woo

Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.    Description

10.1	Separation Agreement, between bebe stores, inc. and Mr. Lawrence Smith, dated as of November 21, 2014.